UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 22, 2024

MOBIX LABS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40621	98-1591717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15420 Laguna Canyon Road, Suite 100 Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 808-8888

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	MOBX	Nasdaq Global Market
Redeemable warrants, each warrant exercisable for one share of Class A Common Stock	MOBXW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Private Placement

 On July 22, 2024, Mobix Labs, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with an institutional accredited investor that is a party thereto (the “Purchaser”) in connection with a private placement (the “Private Placement” or the “Offering”). Pursuant to the Securities Purchase Agreement, on July 24, 2024 the Company issued unregistered pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 2,877,698 unregistered shares of the Company’s Class A common stock, par value $0.00001 per share (the “Common Stock”), and unregistered common warrants (“PIPE Common Warrants” and, together with the Pre-Funded Warrants, and the shares of Common Stock issuable thereunder, the “PIPE Securities”) comprised of Series A warrants to purchase up to 2,877,698 shares of Common Stock (the “Series A Warrants”) and Series B warrants to purchase up to 2,877,698 shares of Common Stock (the “Series B Warrants”).

Each Pre-Funded Warrant has an exercise price of $0.001 per share, is immediately exercisable upon issuance and will expire when exercised in full. Under the terms of the Pre-Funded Warrants, the Company may not affect the exercise of any such Pre-Funded Warrant, and a holder will not be entitled to exercise any portion of any Pre-Funded Warrant, if, upon giving effect to such exercise, the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates, other persons acting or who could be deemed to be acting as a group together with the holder or any of the holder’s affiliates, and any other persons whose beneficial ownership of Common Stock would or could be aggregated with the holder’s or any of the holder’s affiliates for purposes of Section 13(d) or Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) would exceed 9.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise (the “Beneficial Ownership Limitation”), as such percentage ownership is calculated in accordance with Section 13(d) of the Exchange Act and the applicable regulations of the Securities and Exchange Commission (the “SEC”), provided, however, that the holder may increase or decrease the Beneficial Ownership Limitation by giving notice to the Company, with any such increase not taking effect until the sixty-first day after such notice is delivered to the Company but not to any percentage in excess of 9.99%.

The PIPE Common Warrants have an exercise price of $1.39 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the shares of Common Stock upon exercise of the PIPE Common Warrants (the “Stockholder Approval”). The Series A Warrants will expire five years from the Stockholder Approval and the Series B warrants will expire twelve months from the Stockholder Approval.

Pursuant to the Securities Purchase Agreement, the Company has agreed that, for a period from the date of the Securities Purchase Agreement until 90 days after the effectiveness (the “Effective Date”) of the Registration Statement (as defined below), it will not issue, enter into an agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents or file any registration statement or supplement thereto, other than as contemplated by the Registration Rights Agreement (as defined below), subject to certain exceptions.

The Company agreed to obtain the Stockholder Approval within ninety (90) days following the closing date of the Offering. If the Company does not obtain Stockholder Approval at the first meeting, the Company agreed to call a meeting every ninety (90) days thereafter to seek Stockholder Approval until the earlier of the date on which Stockholder Approval is obtained.

The Securities Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, other obligations of the parties and termination provisions.

The PIPE Securities were issued to an institutional accredited investor in a private placement pursuant to Section 4(a)(2) and Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The aggregate gross proceeds from the Private Placement were approximately $4.0 million, before deducting the Placement Agent’s fees and related offering expenses. The Company intends to use the net proceeds from the Offering for working capital, for potential future acquisitions and operational expenses associated therewith.

H.C. Wainwright & Co., LLC (the “Placement Agent”) acted as the exclusive placement agent for the Company in connection with the Offering pursuant to an engagement letter, dated as of July 8, 2024, as amended on July 22, 2024, entered into by and between the Company and the Placement Agent (the “Engagement Letter”). As compensation in connection with the Offering, the Company paid the Placement Agent a cash fee equal to 7.0% of the gross proceeds of the Offering, a management fee equal to 1.0% of the gross proceeds of the Offering and non-accountable expenses in the amount of $85,000. In addition, pursuant to the Engagement Letter, the Company issued to Wainwright or its designees upon closing of the Offering warrants (“Placement Agent Warrants”) to purchase up to 201,439 shares of Common Stock (which represents 7.0% of the Pre-Funded Warrants being sold in the Offering) at an exercise price of $1.7375 per share (which represents 125% of the offering price per share of Common Stock in the Offering). The Placement Agent Warrants will be exercisable beginning on the effective date of the Stockholder Approval and will expire five years thereafter. Upon any exercise for cash of the PIPE Common Warrants, the Company shall pay the Placement Agent a cash fee of 7.0% of the aggregate gross exercise price paid in cash, a management fee of 1.0% of the aggregate gross exercise price paid in cash and shall also issue warrants to the Placement Agent (or its designees) to purchase the number of shares of Common Stock equal to 7.0% of the aggregate number of such shares of Common Stock underlying the PIPE Common Warrants.

The foregoing summary of the Securities Purchase Agreement, the PIPE Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants do not purport to be complete and are qualified in their entirety by reference to the forms of the Securities Purchase Agreement, the Pre-Funded Warrants, the Series A Warrants, the Series B Warrants, and the Placement Agent Warrants which are filed as Exhibit 10.1, Exhibit 4.1, Exhibit 4.2, Exhibit 4.3 and Exhibit 4.4 respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

In connection with the Offering, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Purchaser, pursuant to which, among other things, the Company is required to prepare and file with the Securities and Exchange Commission (the “SEC”) one or more registration statements to register for resale the shares of Common Stock issuable upon exercise of the PIPE Common Warrants, the Pre-Funded Warrants and the Placement Agent Warrants (the “Warrant Shares”) by August 13, 2024. The Company is required to use best efforts to have such registration statement(s) (collectively, the “Registration Statement”) declared effective as promptly as possible thereafter, and in any event no later than 60 days following July 22, 2024, or, in the event of a “full review” by the SEC, 90 days following July 22, 2024.

The foregoing summary of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Registration Rights Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Lock-Up Agreement

In connection with the Offering, the Company and the directors and officers of the Company have agreed to enter into a lock-up agreement (the “Lock-Up Agreement”) which restricts the offer, sale, pledge or other disposition of the shares of Common Stock held by such directors and officers for a period from the date of the Securities Purchase Agreement until 90 days after the Effective Date.

The foregoing summary of the Lock-Up Agreement does not purport to be complete and is qualified in its entirety by reference to the form of the Lock-Up Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities

The disclosure required by this Item 3.02 and included in Item 1.01 is incorporated into this Item 3.02 by reference.

Based in part upon the representations of the Purchaser in the Securities Purchase Agreement, the Company offered and sold the PIPE Securities in reliance on Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder, and the corresponding provisions of state securities or “blue sky” laws. The PIPE Securities have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the PIPE Securities did not involve a public offering and was made without general solicitation or general advertising. The Purchaser represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it is acquiring the PIPE Securities for investment purposes only and not with a view to any resale or distribution of the PIPE Securities in violation of the U.S. federal securities laws.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 8.01 Other Events

On July 23, 2024, the Company issued a press release announcing the Offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the foregoing description of the press release is qualified in its entirety by reference to such exhibit.

Information contained on or accessible through any website reference in the press release is not part of, or incorporated by reference in, this Current Report on Form 8-K, and the inclusion of such website addresses in this Current Report on Form 8-K by incorporation by reference of the press release is as inactive textual references only.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant.

4.2	Form of Series A Warrant.

4.3	Form of Series B Warrant.

4.4	Form of Placement Agent Warrant.

10.1	Form of Securities Purchase Agreement, dated as of July 22, 2024, by and among the Company and the Purchaser identified on the signature page thereto.

10.2	Form of Registration Rights Agreement, dated as of July 22, 2024, by and among the Company and the Purchaser identified on the signature page thereto.

10.3	Form of Lock-Up Agreement, dated as of July 22, 2024, by and among the Company and the Parties identified on the signature pages thereto.

99.1	Press Release of Mobix Labs, Inc. dated July 23, 2024.

104	Cover Page Interactive Data File (cover page XBRL tags are embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mobix Labs, Inc.

Date: July 24, 2024	By:	/s/ Keyvan Samini
	Name:	Keyvan Samini
	Title:	President and Chief Financial Officer

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